UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2013

Motorola Solutions, Inc.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-7221	36-1115800
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1303 East Algonquin Road Schaumburg, Illinois	60196
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 576-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On November 13, 2013, the Board of Directors of the Company appointed Gino A. Bonanotte, 48, the Company’s Executive Vice President and Chief Financial Officer, effective immediately. Mr. Bonanotte has served as the Company’s Corporate Vice President and Acting Chief Financial Officer since August 2013 and was the Corporate Vice President, Finance, Sales & Field Operations since October 2012. A copy of the press release announcing the executive change is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Mr. Bonanotte joined the Company in 1988 and has held a number of global financial leadership positions, including: Corporate Vice President and Acting Chief Financial Officer since August 2013; Corporate Vice President, Finance, Sales and Field Operations, since October 2012; Corporate Vice President, Finance, Product and Business Operations and Americas Field Operations from September 2010 to October 2012; Vice President, Finance, North America & Latin America Field Operations, Enterprise Mobility Solutions Business from December 2009 to September 2010; and Vice President, Finance, North America, Government and Public Safety, Enterprise Mobility Solutions Business from January 2009 to December 2009.

There are no family relationships between Mr. Bonanotte and any director or executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

(e)

In connection with Mr. Bonanotte’s appointment as Executive Vice President and Chief Financial Officer, the Compensation and Leadership Committee of the Board of Directors of the Company approved the following compensatory arrangements covering Mr. Bonanotte:

1. Mr. Bonanotte’s annualized base salary was increased to $525,000;

2. Mr. Bonanotte’s target award under the Company’s cash-based pay-for-performance short term incentive plan (the “short term incentive plan”) has a target payout at 65% of his Eligible Earnings (as defined under the short term incentive plan) through November 15, 2013 and was increased to 95% of his Eligible Earnings from that date through December 31, 2013;

3. Mr. Bonanotte’s target award under the Company’s Long Range Incentive Plan (the “LRIP”) for the portion of the 2011-2013 performance cycles beginning November 2013 and ending December 31, 2013 was increased to 150% of his base pay rate on January 1, 2011;

4. Mr. Bonanotte’s target award under the LRIP for the portion of the 2012-2014 performance cycles beginning November 2013 and ending December 31, 2014 was increased to 115% of his base pay rate on January 1, 2012;

5. Mr. Bonanotte’s target award under the LRIP for the portion of the 2013-2015 performance cycles beginning November 2013 and ending December 31, 2015 was increased to 115% of his base pay rate on January 1, 2013;

6. Mr. Bonanotte will be eligible to participate in all of the Company’s compensatory and benefit plans and arrangements available to its most senior executive officers.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release by Motorola Solutions, Inc. dated November 13, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTOROLA SOLUTIONS, INC. (Registrant)

Dated: November 15, 2013	By:	/s/ Michele A. Carlin
		Name:	Michele A. Carlin
Senior Vice President, Human Resources

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release by Motorola Solutions, Inc. dated November 13, 2013.